Exhibit 5.1

[LETTERHEAD OF NAGASHIMA OHNO & TSUNEMATSU]

November 7, 2006

Toyota Motor Corporation

1 Toyota-Cho, Toyota City

Aichi Prefecture 471-8571, Japan

Ladies and Gentlemen:

We have acted as Japanese counsel to Toyota Motor Corporation (the “Company”) and are giving this opinion in connection with its automatic shelf registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 7, 2006, including the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act of 1933, as amended (the “1933 Act”) and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission (collectively, the “Registration Statement”), relating to the registration of the shares of common stock, no par value, of the Company (the “Shares”) being offered by a selling shareholder of the Company in an offering of Shares including, in the United States, Shares in the form of American Depositary Shares (“ADSs”). The Shares are to be sold to the underwriters named in the Registration Statement for sale to the public.

For the purpose of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary, including the Articles of Incorporation of the Company and the Registration Statement filed under the 1933 Act by the Company with the Commission.

For the purposes of this opinion, words and phrases used but not defined herein shall have the same meaning as those contained in the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non assessable.

The statements incorporated in the Registration Statement by reference to the Company’s annual report on Form 20-F for the fiscal year ended March 31, 2006 under the caption “Item 10: Additional Information 10.E Taxation—Japanese Taxation” insofar as such statements relate to Japanese tax matters currently applicable to holders of Shares, directly or in the form of ADSs, who are non-residents of Japan fairly summarizes the material Japanese tax matters and consequences of owning Shares of such holders.

The opinions expressed herein are confined to and given on the basis of Japanese law as currently applied by the Japanese courts. We have made no investigation of the laws of any jurisdiction other than Japan and do not express or imply any opinions as to the laws of any jurisdiction other than those of Japan. This opinion is governed by and shall be construed in accordance with Japanese law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

Very truly yours,

/s/    NAGASHIMA OHNO & TSUNEMATSU

(HRI)